Exhibit 5.3
Richards, Layton & Finger
a professional association
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
Fax: (302) 651-7701
www.rlf.com
August 27, 2007
To Each of the Persons Listed
  on Schedule A Attached Hereto
Re:	Deutsche Bank Contingent Capital LLC II and Deutsche Bank Contingent Capital Trust II
Ladies and Gentlemen:
     We have acted as special Delaware counsel for Deutsche Bank Contingent Capital LLC II, a Delaware limited liability company (the “Company”), and Deutsche Bank Contingent Capital Trust II, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
     (a)     The Certificate of Formation of the Company, dated as of May 10, 2007, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 10, 2007 (the “LLC Certificate”);
     (b)     The Limited Liability Company Agreement of the Company, dated as of May 10, 2007, entered into by Deutsche Bank Aktiengesellschaft (the “Bank”);
     (c)     A form of Amended and Restated Limited Liability Company Agreement of the Company, including the By-Laws of the Company attached thereto as Annex A, and including annexes B, C and D (the “LLC Agreement”);
     (d)     The Certificate of Trust of the Trust (the “Trust Certificate”), as filed in the office of the Secretary of State on May 16, 2007;
     (e)     The Trust Agreement of the Trust, dated as of May 10, 2007, among the Company, as sponsor, Deutsche Bank Trust Company Delaware, as Delaware trustee, and The Bank of New York, as property trustee (“BONY”);

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 27, 2007

     (f)     A form of Amended and Restated Trust Agreement of the Trust (the “Trust Agreement”), to be entered into among the Bank, the Company, as sponsor, the holders from time to time of Trust Securities (as defined therein), and the Trustees (as defined therein) (the “Trustees”);
     (g)     The Registration Statement on Form F-3, filed with the Securities and Exchange Commission on October 10, 2006, as amended by Post-Effective Amendment No. 1 to Form F-3 Registration Statement, filed with the Securities and Exchange Commission on July 12, 2007, and as amended by the Post-Effective Amendment No. 2 to Form F-3 Registration Statement, to be filed with the Securities and Exchange Commission on August 27, 2007 (as amended, the “Registration Statement”), including a related prospectus and prospectus supplement (jointly, the “Prospectus”), relating to various securities including Preferred Securities of the Company (each, an “LLC Preferred Security” and collectively, the “LLC Preferred Securities”) and Trust Preferred Securities of the Trust (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities”);
     (h)     A Certificate of Good Standing for the Company, dated August 24, 2007, obtained from the Secretary of State; and
     (i)     A Certificate of Good Standing for the Trust, dated August 24, 2007, obtained from the Secretary of State.
     Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
     For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement and the LLC Certificate are in full force and effect and have not been amended, (ii) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 27, 2007

creation, operation, management and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 4 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution, authentication and delivery by all parties thereto of all documents examined by us, (vii) the acquisition of the LLC Preferred Securities by the Trust in connection with its purchase of LLC Preferred Securities, and the payment for the LLC Preferred Securities acquired by it, in accordance with the LLC Agreement and as contemplated by the Registration Statement, (viii) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (each a “Holder” and collectively, the “Holders”) of a certificate substantially in the form of the trust preferred security certificate attached to the Trust Agreement as Exhibit A-1 and the payment for the Trust Preferred Securities acquired by it, in accordance with the Trust Agreement and as contemplated by the Registration Statement, (ix) that the books and records of the Company set forth the names and addresses of all persons and entities admitted as members of the Company and the dollar value of each member’s contributions to the Company, (x) that the LLC Preferred Securities were issued and sold to the Trust in accordance with the LLC Agreement and as contemplated by the Registration Statement, and (xi) that the Trust Preferred Securities were issued and sold to the Holders in accordance with the Trust Agreement and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) and assume no responsibility for its contents, other than this opinion.
     This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1.     The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
     2.     The LLC Preferred Securities issued to the Trust are duly authorized and validly issued and, subject to the qualifications set forth in paragraph 3 below, are fully paid and nonassessable limited liability company interests in the Company.

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 27, 2007

     3.     The Trust, as a member of the Company, shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as the Trust may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to it.
     4.     The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.).
     5.     The Trust Preferred Securities are duly authorized by the Trust Agreement, are duly and validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable interests in the Trust.
     6.     The Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Trust Agreement.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Cleary, Gottlieb, Steen & Hamilton LLP’s relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,
/s/ RICHARDS, LAYTON & FINGER, P.A.
EAM/JGL/CMM

SCHEDULE A
Deutsche Bank Capital Funding LLC II
Deutsche Bank Capital Funding Trust II